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                                                                   EXHIBIT 99(j)

[LOGO OF BRIGGS
BUNTING &
DOUGHERTY, LLP APPEARS HERE]
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Certified Public Accountants and Business Advisors



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 24, 2001, accompanying the December 31, 2000 financial statements of The Torray Fund which are incorporated by reference into Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.



                                             BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
April 30, 2001